                                     BY-LAWS
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                                      -of-

                       TEMPLETON GLOBAL INCOME FUND, INC.
                       ----------------------------------
        (As amended and restated October 19, 1996 and November 30, 1999)

                                    ARTICLE I
                                    ---------

                 NAME OF COMPANY, LOCATION OF OFFICES AND SEAL.
                  ---------------------------------------------

     Section 1. Name.  The name of the Company is Templeton  Global Income Fund,
Inc.

     Section 2. Principal  Offices.  The principal  office of the Company in the
State of Maryland shall be located in Baltimore,  Maryland.  The Company may, in addition,  establish  and  maintain  such other  offices  and places of business within or outside the State of Maryland as the Board of Directors  may from time to time  determine.

     Section 3. Seal.  The  corporate  seal of the Company  shall be circular in form and shall bear the name of the Company,  the year of its  incorporation and the words "Corporate  Seal,  Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed  or affixed or printed or  otherwise  reproduced.  Any officer or Director of the Company  shall have  authority to affix the corporate seal of the Company to any document requiring the same.

                                   ARTICLE II
                                   ----------
                                  STOCKHOLDERS
                                  ------------

     Section 1. Place of  Meetings.  All meetings of the  Stockholders  shall be held at such place within the United States, whether within or outside the State of Maryland as the Board of Directors shall determine,  which shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual  Meetings.  The annual meeting of the Stockholders of the
Company shall be held on a date from February 15th, to and including  March 15th of every  year,  as fixed from time to time by the Board of  Directors  at which time the Stockholders  shall elect a Board of Directors by a plurality vote, and transact  such other  business  as may  properly  come before the  meeting.  Any business of the Company may be  transacted at the annual  meeting  without being specially  designated in the notice except as otherwise provided by statute,  by the Articles of Incorporation or by these By-Laws.

     Section 3. Special  Meetings.  Special meetings of the Stockholders for any purpose or purposes,  unless otherwise  prescribed by statute or by the Articles of  Incorporation,  may be called by  resolution of the Board of Directors or by the President,  and shall be called by the President or Secretary at the request in writing of a majority of the Board of  Directors or at the request in writing by Stockholders  owning 10% in amount of the entire capital stock of the Company issued and  outstanding at the time of the call,  provided that (1) such request shall state the purpose of such meeting and the matters proposed to be acted on, and (2) the Stockholders  requesting such meeting shall have paid to the Company the reasonably estimated cost of preparing and mailing the notice thereof, which the  Secretary  shall  determine  and specify to such  Stockholders.  No special meeting shall be called upon the request of  Stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the  Stockholders  held during the preceding 12 months,  unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

     Section 4. Notice. Written notice of every meeting of Stockholders, stating the purpose or purposes  for which the meeting is called,  the time when and the place where it is to be held, shall be served, either personally or by mail, not less  than  ten nor  more  than  ninety  days  before  the  meeting,  upon  each
Stockholder  as of the record  date fixed for the meeting and who is entitled to vote at such  meeting.  If  mailed  (1)  such  notice  shall  be  directed  to a
Stockholder  at his  address  as it shall  appear  on the  books of the  Company
(unless he shall have filed  with the  Transfer  Agent of the  Company a written request that notices intended for him be mailed to some other address,  in which case it shall be mailed to the address  designated in such request) and (2) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first class postage thereon prepaid.  Irregularities in the notice or in the giving  thereof,  as well as the accidental  omission to give notice of any meeting to, or the  non-receipt of any such notice by, any of the Stockholders  shall not invalidate any action otherwise properly taken by or at any such meeting.  Notice of any  Stockholders'  meeting need not be given to any  Stockholder who shall sign a written waiver of such notice either before or after the time of such meeting,  which waiver shall be filed with the records of such meeting,  or to any Stockholder who is present at such meeting in person or by proxy.

     Section  5.  Quorum,   Adjournment   of  Meetings.   The  presence  at  any
Stockholders' meeting, in person or by proxy, of Stockholders entitled to cast a majority of the votes  entitled to be cast shall be necessary and  sufficient to constitute a quorum for the  transaction of business.  The holders of a majority of shares  entitled  to vote at the  meeting  and present in person or by proxy, whether or not  sufficient  to  constitute  a quorum,  or, any  officer  present entitled to preside or act as  Secretary of such meeting may adjourn the meeting without  determining  the date of the new  meeting or from time to time  without further notice to a date not more than 120 days after the original  record date.
Any business that might have been  transacted at the meeting  originally  called may be transacted at such adjourned meeting at which a quorum is present.

     Section 6. Vote of the Meeting.  When a quorum is present or represented at any  meeting,  a majority of the votes cast shall  decide any  question  brought before such meeting, unless the question is one upon which by express provisions of applicable statutes, of the Articles of Incorporation, or of these By-Laws, a different vote is required,  in which case such express  provisions shall govern and control the decision of such question.

     Section 7. Voting Rights of Stockholders. Each Stockholder of record having the right to vote shall be entitled at every meeting of the  Stockholders of the
Company to one vote for each share of stock having voting power  standing in the name of such Stockholder on the books of the Company on the record date fixed in accordance with Section 5 of Article VII of these By-Laws,  with pro-rata voting rights for any fractional shares, and such votes may be cast either in person or by written proxy.

     Section  8.  Proxies.  Every  proxy  must be  executed  in  writing  by the
Stockholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after the  expiration of eleven months from the date of its execution  unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure  of the  person  executing  it or of his  personal  representatives  or assigns. Proxies shall be delivered prior to the meeting to the Secretary of the
Company or to the person acting as Secretary of the meeting  before being voted.
A proxy with respect to stock held in the name of two or more  persons  shall be valid if  executed  by one of them  unless at or prior to exercise of such proxy the Company  receives a specific  written notice to the contrary from any one of them. A proxy  purporting to be executed by or on behalf of a Stockholder  shall be deemed valid unless challenged at or prior to its exercise.

     Section 9. Stock Ledger and List of  Stockholders.  It shall be the duty of the  Secretary  or  Assistant  Secretary  of the Company to cause an original or duplicate stock ledger to be maintained at the office of the Company's  transfer agent.

     Section 10. Action without Meeting.  Any action to be taken by Stockholders may be taken without a meeting if (1) all  Stockholders  entitled to vote on the matter consent to the action in writing, (2) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said  consents  and waivers are filed with the records of the meetings of  Stockholders.  Such consent  shall be treated for all purposes as a vote of the meeting.

                                   ARTICLE III
                                   -----------
                                    DIRECTORS
                                    ---------

     Section 1. Board of 3 to 15 Directors. The Board of Directors shall consist of not less than three (3) nor more than  fifteen  (15)  Directors,  all of whom shall be of full  age and at least  40% of whom  shall  be  persons  who are not interested  persons of the Company as defined in the  Investment  Company Act of
1940, provided that prior to the issuance of stock by the Company,  the Board of
Directors  may  consist  of  less  than  three  (3)  Directors,  subject  to the provisions of Maryland law.  Directors need not be  Stockholders.  The Directors shall  have power from time to time,  and at any time when the  Stockholders  as such are not assembled in a meeting, regular or special, to increase or decrease their own  number.  If the number of  Directors  be  increased,  the  additional
Directors may be elected by a majority of the Directors in office at the time of the increase.  The additional Directors shall thereafter be elected or reelected by the  Stockholders  at their next  annual  meeting  or at an  earlier  special meeting called for that purpose.

     Beginning  with the first  annual  meeting of  Stockholders  held after the initial  public  offering of the shares of the Company (the "initial  meeting"), the Board of Directors  shall be divided into three  classes:  class I, class II and class III.  The terms of office of the classes of  Directors  elected at the initial annual  meeting shall expire at the times of the annual  meetings of the
Stockholders  as follows  -- class I in 1989,  class II in 1990 and class III in
1991 -- or thereafter in each case when their respective  successors are elected and qualified.  At each  subsequent  annual  election,  the Directors  chosen to succeed those whose terms are expiring  shall be identified as being of the same class as the  Directors  whom  they  succeed,  and shall be  elected  for a term expiring at the time of the third succeeding annual meeting of Stockholders,  or thereafter  in each  case when  their  respective  successors  are  elected  and qualified. The number of Directorships shall be apportioned among the classes so as to maintain the classes as nearly equal as possible.

     The number of  Directors  may also be increased or decreased by vote of the
Stockholders  at any  regular or special  meeting  called  for that  purpose.  A
Director  may be removed with or without  cause,  but only by action of at least
75% of the shares then entitled to vote in an election of  Directors.  A meeting for the purpose of considering the removal of a person serving as Director shall be called by the  Directors  if  requested in writing to do so by the holders of not less than 10% of the outstanding shares of the Company.  If the Stockholders vote an increase in the Board they shall by  plurality  vote elect  Directors to the newly  created  places as well as fill any then  existing  vacancies  on the
Board.

     The Board of  Directors  may elect,  but shall not be required to elect,  a
Chairman of the Board who must be Director.

     Section 2.  Vacancies.  If the office of any Director or Directors  becomes vacant for any reason  (other  than an  increase  in the number of places on the
Board as  provided  in  Section 1 of  Article  III),  the  Directors  in office, although less than a quorum,  shall continue to act and may, by a majority vote, choose a successor or  successors,  who shall hold office until the next meeting of  Stockholders,  subject to compliance with applicable  provisions of the 1940
Act. Any vacancy may be filled by the Stockholders at any meeting thereof.

     Section 3.  Majority to be Elected by  Stockholders.  If at any time,  less than a majority of the Directors in office shall consist of Directors elected by
Stockholder,  a meeting of the  Stockholders  shall be called within 60 days for the  purpose  of  electing  Directors  to fill  any  vacancies  in the  Board of
Directors  (unless  the  Securities  and  Exchange  Commission  or any  court of competent jurisdiction shall by order extend such period).

     Section 4. Removal. At any meeting of Stockholders duly called and at which a quorum is  present,  the  Stockholders  may,  by the  affirmative  vote of the holders of at least two-thirds of the votes entitled to be cast thereon,  remove any Director or Directors from office,  with or without  cause,  and may elect a successor or successors to fill any resulting  vacancies for the unexpired terms of the removed Directors.

     Section 5.  Powers of the Board.  The  business  of this  Company  shall be managed  under the  direction of its Board of  Directors,  which may exercise or give authority to exercise all powers of the Company and do all such lawful acts and things as are not by statute,  by the Articles of  Incorporation or by these
By-Laws required to be exercised or done by the Stockholders.

     Section 6. Place of Meetings.  The Directors may hold their meetings at the principal  office of the  Company  or at such  other  places,  either  within or without the State of Maryland, as they may from time to time determine.

     Section 7. Regular  Meetings.  Regular meetings of the Board may be held at such date and time as shall from time to time be determined by resolution of the
Board.

     Section 8. Special Meetings. Special meetings of the Board may be called by order of the  President  on one day's notice  given to each  Director  either in person or by mail,  telephone,  telegram,  telefax,  telex, cable or wireless to each Director at his residence or regular  place of business.  Special  meetings will be called by the  President  or  Secretary  in a like manner on the written request of a majority of the Directors.

     Section  9.  Waiver of  Notice.  No  notice  of any  meting of the Board of
Directors  or a  committee  of the Board  need be given to any  Director  who is present at the meeting or who waives  notice of such  meeting in writing  (which waiver shall be filed with the records of such meeting),  either before or after the time of the meeting.

     Section 10. Quorum of One-Third.  At all meetings of the Board the presence of one-third of the entire number of Directors then in office (but not less than two Directors)  shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board of  Directors,  except as may be otherwise  specifically provided by statute, by the Articles of Incorporation or by these By-Laws.  If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section  11.  Informal  Action by  Directors  and  Committees.  Any  action required or permitted to be taken at any meeting of the Board of Directors or of any committee  thereof may,  except as otherwise  required by statute,  be taken without a meeting if a written  consent to such  action is signed by all members of the  Board,  or of such  committee,  as the  case may be and  filed  with the minutes of the proceedings of the Board or committee.  Subject to the Investment
Company Act of 1940,  members of the Board of Directors  or a committee  thereof may  participate  in a meeting  by means of a  conference  telephone  or similar communications  equipment if all persons  participating  in the meeting can hear each other at the same time.

     Section 12. Executive Committee. There may be an Executive Committee of two
or more  Directors  appointed  by the Board  who may meet at stated  times or on notice to all by any of their own number. The Executive  Committee shall consult with and advise the  Officers of the Company in the  management  of its business and exercise such powers of the Board of Directors as may be lawfully  delegated by the  Board of the  Directors.  Vacancies  shall  be  filled  by the  Board of
Directors at any regular or special meeting.  The Executive Committee shall keep regular  minutes  of its  proceedings  and  report  the same to the  Board  when required.

     Section 13. Audit  Committee.  There shall be an Audit  Committee of two or more  Directors who are not  "interested  persons" of the company (as defined in the Investment  Company Act of 1940, as amended)  appointed by the Board who may meet at  stated  times or on  notice  to all by any of  their  own  number.  The
Committee's  duties shall include reviewing both the audit and other work of the
Company's  independent  accountants,  recommending to the Board of Directors the independent  accountants to be retained, and reviewing generally the maintenance and safekeeping of the Company's records and documents.

     Section 14. Other  Committees.  The Board of Directors,  by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case  consist of such  number of  members  (not less than two) and shall have and may exercise,  to the extent permitted by law, such powers as the Board may determine in the  resolution  appointing  them. A majority of all members of any such  committee may determine its action,  and fix the time and place of its meetings,  unless the Board of Directors shall otherwise  provide.  The Board of
Directors  shall have power at any time to change the members and, to the extent permitted by law, the powers of any such committee,  to fill  vacancies,  and to discharge any such committee.

     Section 15. Advisory Board. There may be an Advisory Board of any number of individuals  appointed by the Board of Directors who may meet at stated times or on notice to all by any of their own number or by the  President.  The  Advisory
Board shall be composed of Stockholders or representatives of Stockholders.  The
Advisory  Board will have no power to require the  Company to take any  specific action. Its purpose shall be solely to consider matters of general policy and to represent the Stockholders in all matters except those involving the purchase or sale of specific  securities.  A majority of the Advisory  Board,  if appointed, must consist of  Stockholders  who are not  otherwise  affiliated  or interested persons of the  Company or of any  affiliate  of the  Company as those terms are defined in the Investment Company Act of 1940.

     Section  16.  Compensation  of  Directors.  The Board may,  by  resolution, determine  what  compensation  and  reimbursement  of expenses of  attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board.  Nothing herein contained shall be construed to preclude any Director from serving the Company in any other  capacity or from  receiving  compensation therefor.

                                   ARTICLE IV
                                   ----------
                                    OFFICERS
                                    --------

     Section 1.  Officers.  The  Officers of the  Company  shall be fixed by the
Board of Directors and shall include a President, a Vice-President,  a Secretary and a Treasurer. Any two of the aforesaid offices, except those of President and
Vice President, may be held by the same person.

     Section 2. Appointment of Officers.  The Directors,  at their first meeting after each annual  meeting of  Stockholders,  shall  appoint a President and the other Officers who need not be members of the Board.

     Section  3.  Additional  Officers.  The  Board,  at any  regular or special meeting,  may appoint such other  Officers and agents as it shall deem necessary who shall  exercise  such powers and perform such duties as shall be  determined from time to time by the Board.

     Section 4.  Salaries  of  Officers.  The  salaries  of all  Officers of the
Company shall be fixed by the Board of Directors.

     Section 5. Term, Removal, Vacancies. The Officers of the Company shall hold office for one year and until their  successors  are chosen and qualify in their stead. Any Officer elected or appointed by the Board of Directors may be removed at any time by the  affirmative  vote of a  majority  of the  Directors.  If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     Section 6. President. The President shall be the chief executive officer of the Company;  he shall,  subject to the  supervision  of the Board of Directors, have general  responsibility  for the  management of the business of the Company and shall see that all  orders and  resolutions  of the Board are  carried  into effect.

     Section 7. Vice-President.  The Vice-President  (senior in service), at the request or in the  absence or  disability  of the  President  shall  perform the duties and exercise  the powers of the  President  and shall  perform such other duties as the Board of Directors shall prescribe.

     Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities  and shall keep full and accurate  accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other  valuable  effects  in the name and to the  credit of the  Company in such depositories  as may be designated by the Board of Directors.  He shall disburse the funds of the Company as may be ordered by the Board,  taking proper vouchers for such  disbursements,  and shall render to the President and Directors at the regular  meetings of the Board,  or whenever  they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company.

     Any  Assistant  Treasurer  may perform such duties of the  Treasurer as the
Treasurer  of the Board of  Directors  may  assign,  and,  in the absence of the
Treasurer, he may perform all the duties of the Treasurer.

     Section 9. Secretary.  The Secretary shall attend meetings of the Board and meetings  of the  Stockholders  and  record  all  votes and the  minutes  of all proceedings  in books to be kept for that purpose.  He shall give or cause to be given notice of all meetings of Stockholders  and special  meetings of the Board of Directors  and shall  perform such other duties as may be  prescribed  by the
Board of  Directors.  He shall keep in safe  custody the seal of the Company and affix it to any  instrument  when  authorized  by the  Board of  Directors.

     Any  Assistant  Secretary  may perform such duties of the  Secretary as the
Secretary  or the Board of  Directors  may  assign,  and,  in the absence of the
Secretary, may perform all the duties of the Secretary.

     Section 10. Subordinate Officers.  The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title,  hold office for such  period,  have such  authority  and perform  such  duties  as the Board of  Directors  may  determine.  The Board of
Directors  from time to time may delegate to one or more  officers or agents the power to appoint any such subordinate  officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     Section 11. Surety Bonds. The Board of Directors may require any officer or agent of the Company to execute a bond (including,  without limitation, any bond required by the  Investment  Company Act of 1940, as amended,  and the rules and regulations of the  Securities  and Exchange  Commission) to the Company in such sum and with such surety or sureties as the Board of  Directors  may  determine, conditioned  upon  the  faithful  performance  of his  duties  to  the  Company, including  responsibility  for  negligence  and for the accounting of any of the
Company's property, funds or securities that may come into his hands.

                                    ARTICLE V
                                    ---------
                                 INDEMNIFICATION
                                 ---------------

     Section 1.  Indemnification  of Directors and  Officers.  The Company shall indemnify its Directors to the fullest extent that  indemnification of directors is  permitted  by the  Maryland  General  Corporation  Law.  The  Company  shall indemnify  its Officers to the same extent as its  Directors and to such further extent as is consistent  with law. The Company shall indemnify its Directors and
Officers who while serving as Directors or Officers also serve at the request of the  Company  as a  director,  officer,  partner,  trustee,  employee,  agent or fiduciary of another  corporation,  partnership,  joint  venture,  trust,  other enterprise or employee  benefit plan to the fullest extent  consistent with law.
The  indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director  or officer  and shall  inure to the benefit  of the  heirs,  executors  and  administrators  of such a person.  This
Article  shall not protect any such person  against any liability to the Company or any  Stockholder  thereof to which such person would  otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

     Section  2.  Advances.  Any  current or former  director  or officer of the
Company  seeking  indemnification  within  the  scope of this  Article  shall be entitled to advances  from the  Company for payment of the  reasonable  expenses incurred  by him in  connection  with  the  matter  as to  which  he is  seeking indemnification  in the manner and to the fullest extent  permissible  under the
Maryland  General  Corporation  Law. The person  seeking  indemnification  shall provide to the Company a written  affirmation  of his good faith belief that the standard of conduct  necessary for  indemnification  by the Company has been met and a written  undertaking to repay any such advance if it should  ultimately be determined that the standard of conduct has not been met. In addition,  at least one of the following additional  conditions shall be met. The provisions of this
Section are subject to compliance with applicable provisions of the 1940 Act.

     Section  3.  Procedure.  Subject  to  Section 2 of this  Article  V, at the request of any person claiming  indemnification under this Article, the Board of
Directors shall  determine,  or cause to be determined,  in a manner  consistent with the Maryland General  Corporation  Law,  whether the standards  required by this Article have been met.  Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was  brought  that the  person  to be  indemnified  was not  liable by reason of disabling  conduct  or (b) in the  absence  of  such a  decision,  a  reasonable determination,  based  upon a  review  of  the  facts,  that  the  person  to be indemnified  was not liable by reason of disabling  conduct by (i) the vote of a majority of a quorum of disinterested non-party Directors or (ii) an independent legal counsel in a written opinion.

     Section 4.  Indemnification  of Employees and Agents.  Employees and agents who are not  Officers  or  Directors  of the  Company  may be  indemnified,  and reasonable  expenses  may be advanced  to such  employees  or agents,  as may be provided  by action of the Board of  Directors  or by  contract,  subject to any limitations imposed by the Investment Company Act of 1940.

     Section 5. Other Rights.  The Board of Directors may make further provision consistent  with law for  indemnification  and advance of expenses to Directors,
Officers,  employees  and agents by  resolution,  agreement  or  otherwise.  The indemnification  provided by this Article  shall not be deemed  exclusive of any other  right,  with  respect to  indemnification  or  otherwise,  to which those seeking  indemnification  may be entitled under any insurance or other agreement or resolution  of  Stockholders  or  disinterested  Directors or otherwise.  The rights  provided to any person by this Article shall be enforceable  against the
Company by such  person who shall be  presumed to have relied upon it in serving or continuing to serve as a director,  officer,  employee,  or agent as provided above.

     Section 6.  Amendments.  References  in this  Article  are to the  Maryland
General  Corporation Law and to the Investment  Company Act of 1940 as from time to time  amended.  No amendment of these  By-laws  shall effect any right of any person under this Article based on any event,  omission or  proceeding  prior to the amendment.

     Section 7.  Insurance.  The Company may purchase and maintain  insurance on behalf of any person who is or was a director,  officer,  employee,  or agent of the  Company  or who,  while a  director,  officer,  employee,  or  agent of the
Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership,  joint venture,  trust, other enterprise,  or employee benefit plan against any liability  asserted  against and incurred by such person in any such capacity or arising out of such person's position;  provided,  that no insurance may be purchased  which would  indemnify  any Director or Officer of the Company against  any  liability  to the Company or to its  security  holders to which he would otherwise be subject by reason of disabling conduct (as defined in Section
1 of this Article V).

                                   ARTICLE VI
                                   ----------
                               GENERAL PROVISIONS
                               ------------------

     Section 1. Waiver of Notice.  Whenever by statute,  the  provisions  of the
Articles of  Incorporation  or these ByLaws,  the  Stockholders  or the Board of
Directors are  authorized  to take any action at any meeting after notice,  such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his attorney thereunto authorized.

     Section 2. Checks. All checks or demands for money and notes of the Company shall be signed by such  Officer or Officers or such other  person or persons as the Board of Directors may from time to time designate.

     Section 3. Fiscal Year.  The fiscal year of the Company shall be determined by resolution of the Board of Directors.

     Section 4.  Accountant.  The Company  shall  employ an  independent  public accountant or a firm of  independent  public  accountants  as its  Accountant to examine the accounts of the Company and to sign and certify financial statements filed by the Company. The employment of the Accountant shall be conditioned upon the right of the  Company to  terminate  the  employment  forthwith  without any penalty  by vote of a  majority  of the  outstanding  voting  securities  at any
Stockholders' meeting called for that purpose.

                                   ARTICLE VII
                                   -----------
                                  CAPITAL STOCK
                                  -------------

     Section 1.  Certificate of Stock.  The interest of each  Stockholder of the
Company may be evidenced by certificates for shares of stock in such form as the
Board of Directors may from time to time prescribe.  The  certificates  shall be numbered and entered in the books of the Company as they are issued.  They shall exhibit the holder's name and the number of shares and no  certificate  shall be valid  unless it has been signed by the  President or a  Vice-President  and the
Treasurer or an Assistant  Treasurer or the Secretary or an Assistant  Secretary
and bears the corporate seal. Such seal may be a facsimile, engraved or printed.
Where any such certificate is signed by a Transfer Agent or by a Registrar,  the signatures  of any such Officer may be facsimile,  engraved or printed.  In case any of the Officers of the Company whose manual or facsimile  signature  appears on any stock  certificate  delivered  to a Transfer  Agent of the Company  shall cease to be such Officer prior to the issuance of such certificate, the Transfer
Agent may  nevertheless  countersign and deliver such  certificate as though the person signing the same or whose  facsimile  signature  appears  thereon had not ceased to be such Officer,  unless  written  instructions  of the Company to the contrary are delivered to the Transfer Agent.

     Section 2. Lost, Stolen or Destroyed Certificates.  The Board of Directors,
or the President  together  with the  Treasurer or  Secretary,  may direct a new certificate  to be issued in place of any  certificate  therefore  issued by the
Company,  alleged to have been lost, stolen or destroyed,  upon the making of an affidavit  of that fact by the person  claiming the  certificate  of stock to be lost, stolen or destroyed, or by his legal representative. When authorizing such issue  of a new  certificate,  the  Board of  Directors,  or the  President  and
Treasurer  or  Secretary,  may,  in its or their  discretion  and as a condition precedent to the  issuance  thereof,  require the owner of such lost,  stolen or destroyed  certificate,  or his legal  representative,  to advertise the same in such manner as it or they shall  require  and/or give the Company a bond in such sum and with  such  surety or  sureties  as it or they may  direct as  indemnity against  any claim that may be made  against  the  Company  with  respect to the certificate  alleged to have been lost, stolen or destroyed or such newly issued certificate.

     Section 3. Transfer of Stock.  Shares of the Company shall be  transferable on the  books of the  Company  by the  holder  thereof  in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate  or  certificates  for the same  number of shares of the same class, duly endorsed or  accompanied by proper  evidence of  succession,  assignment or authority to transfer,  with such proof of the  authenticity of the signature as the Company or its agents may  reasonably  require.  The Board of Directors may, from time to time,  adopt rules and regulations  with reference to the method of transfer of the shares of stock of the Company.

     Section 4.  Registered  Holder.  The Company shall be entitled to treat the holder of record of any share or shares of stock as the  holder in fact  thereof and,  accordingly,  shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other  person  whether or not it shall  have  express  or other  notice  thereof,  except as  expressly provided by statute.

     Section 5. Record Date. The Board of Directors may fix a time not less than
10 nor more than 90 days  prior to the date of any  meeting of  Stockholders  or prior to the last day on which the  consent or dissent  of  Stockholders  may be effectively expressed for any purpose without a meeting, as the time as of which
Stockholders  entitled  to  notice  of and to vote at such a  meeting  or  whose consent or dissent is required or may be expressed for any purpose,  as the case may be,  shall be  determined;  and all  persons  who were  holders of record of voting  stock at such time and no other  shall be  entitled  to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.
If no record  date has been  fixed,  the record  date for the  determination  of
Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the later of the close of business on the day on which  notice of the meeting is mailed or the  thirtieth  day before the meeting,  or, if notice is waived by all  Stockholders,  at the close of business on the tenth day next preceding the day on which the meeting is held. The Board of Directors may also fix a time not exceeding  90 days  preceding  the date fixed for the payment of any dividend or the making of any  distribution,  or for the delivery of evidences of rights, or evidences  of  interests  arising out of any change,  conversion  or exchange of capital  stock,  as a  record  time  for the  determination  of the  Stockholder entitled to receive any such dividend, distribution, rights or interests.

     Section 6. Stock Ledgers. The stock ledgers of the Company,  containing the names and  addresses of the  Stockholders  and the number of shares held by them respectively,  shall be kept at the  principal  offices of the Company or at the offices of the transfer agent of the Company or at such other location as may be authorized by the Board of Directors from time to time.

     Section 7. Transfer Agents and Registrars.  The Board of Directors may from time to time appoint or remove  transfer  agents and/or  registrars of transfers
(if any) of shares of stock of the  Company,  and it may appoint the same person as both transfer agent and registrar.  Upon any such appointment being made, all certificates  representing  shares of capital stock  thereafter  issued shall be countersigned  by one of such  transfer  agents or by one of such  registrars of transfers (if any) or by both and shall not be valid unless so countersigned. If
the  same  person  shall  be  both  transfer  agent  and  registrar,   only  one
countersignature by such person shall be required.

     Section 8.  Dividends.  Dividends  upon the capital  stock of the  Company, subject to any provisions of the Articles of Incorporation relating thereto, may be  declared  by the Board of  Directors  at any  regular  or  special  meeting, pursuant to law.

     Section 9. Reserve Before Dividends.  Before payment of any dividend, there may be set aside out of the net profits of the Company  available  for dividends such sum or sums as the Directors from time to time in their absolute discretion think  proper  as a  reserve  fund  to  meet  contingencies,  or for  equalizing dividends,  or for repairing or maintaining any property of the Company,  or for such other  purpose as the Directors  shall think  conducive to the interests of the  Company,  and the  Directors  may modify or abolish any such reserve in the manner in which it was created.

     Section  10.  No  Pre-emptive  Rights.  Shares of stock  shall not  possess pre-emptive rights to purchase additional shares of stock when offered.

     Section 11. Fractional Shares.  Fractional shares entitle the holder to the same voting and other rights and privileges as whole shares on a pro-rata basis.

     Section 12. Share  Discount.  If,  following the initial public offering of the  Company's  Common  Stock,  the  Company's  Common  Stock is  trading on the principal  securities  exchange where listed at a discount from net asset value, the Board of  Directors  of the  Company may  consider  taking  various  actions designed to eliminate the discount, including periodic repurchases,  tenders for shares or converting the Company to an open-end investment company.

                                  ARTICLE VIII
                                  ------------
                                   AMENDMENTS
                                   ----------

     Section 1. By Stockholders. Except as provided by this Section 1 of Article
VIII, By-Laws may be adopted,  amended or repealed,  by vote of the holders of a majority of the Company's  stock,  as defined by the  Investment  Company Act of
1940, at any annual or special meeting of the  Stockholders at which a quorum is present or  represented,  provided  notice of the proposed  amendment shall have been contained in the notice of the meeting. Sections 1 and 4 of Article III may be amended  only by vote of the holders of 75% of the  Company's  Common  Stock, unless such action has previously  been  approved,  adopted or authorized by the affirmative  vote of  two-thirds  of the  total  number  of  Directors  fixed in accordance with these By-Laws,  in which case the affirmative vote of a majority of the outstanding shares is required.

     Section 2. By  Directors.  The  Directors  may  adopt,  amend or repeal any
By-Law except Section 12 of Article VII (in a manner not  inconsistent  with any
By-Law adopted,  amended or repealed by the Company's Stockholders in accordance with Section 1 of this Article VIII) by majority vote of all of the Directors in office  at any  regular  meeting,  or at any  special  meeting,  subject  to the requirements of applicable law.

                                   ARTICLE IX
                                   ----------
                              CUSTODY OF SECURITIES
                              ---------------------

     Section 1.  Employment  of a Custodian.  The Company shall place and at all times maintain in the custody of a Custodian  (including any  sub-custodian  for the Custodian,  which may be a foreign bank which meets applicable  requirements of law) all funds,  securities and similar investments owned by the Company. The
Custodian  (and  any  sub-custodian)  shall  be a  bank  having  not  less  than
$2,000,000  aggregate  capital,  surplus  and  undivided  profits  or such other financial  institution  as shall  be  permitted  by rule or order of the  United
States Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Directors, who shall fix its remuneration.

     Section 2. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the
Directors shall promptly appoint a successor custodian, but in the event that no successor  custodian  can be found who has the  required  qualifications  and is willing to serve,  the  Directors  shall call as  promptly as possible a special meeting of the  Shareholders  to determine  whether the Company  shall  function without  a  custodian  or shall be  liquidated.  If so  directed  by vote of the holders of a majority of the outstanding voting securities,  the Custodian shall deliver and pay over all funds, securities and similar investments held by it as specified in such vote.

     Section 3.  Provisions of Custodian  Agreement.  The  following  provisions shall apply to the  employment of a Custodian  and to any contract  entered into with the Custodian so employed:

               The  Directors  shall cause to be delivered to the  Custodian all securities  owned  by the  Company  or to  which  it  may  become entitled,  and  shall  order  the  same  to be  delivered  by the
               Custodian  only  in  completion  of a sale,  exchange,  transfer, pledge, loan of portfolio  securities to another person, or other disposition  thereof,  all as the Directors may generally or from time to time require or approve or to a successor Custodian;  and the  Directors  shall  cause all funds owned by the Company or to which it may become  entitled  to be paid to the  Custodian,  and shall  order  the  same  disbursed  only for  investment  against delivery of the securities  acquired,  or the return of cash held as collateral for loans of portfolio securities, or in payment of expenses,  including management compensation,  and liabilities of the Company,  including  distributions to  shareholders,  or to a successor Custodian. In connection with the Company's purchase or sale of futures contracts, the Custodian shall transmit, prior to receipt  on  behalf of the  Company  of any  securities  or other property,  funds from the Company's custodian account in order to furnish to and maintain funds with brokers as margin to guarantee
               the   performance  of  the  Company's   futures   obligations  in
               accordance  with  the  applicable   requirements  of  commodities
               exchanges and brokers.

                                   ARTICLE X
                                    ---------
                                  MISCELLANEOUS
                                  -------------

     Section 1. Miscellaneous.

     (a) Except as hereinafter  provided,  no Officer or Director of the Company and no partner,  officer,  director or shareholder of the Investment  Adviser of the Company or of the Distributor of the Company,  and no Investment  Adviser or
Distributor of the Company, shall take long or short positions in the securities issued by the Company.

          (1) The foregoing  provisions  shall not prevent the Distributor  from purchasing  Shares from the Company if such  purchases are limited  (except for  reasonable  allowances  for  clerical  errors,  delays  and  errors of transmission  and  cancellation  of orders) to purchases for the purpose of filling orders for such Shares  received by the  Distributor,  and provided that  orders to purchase  from the Company are entered  with the Company or the Custodian  promptly upon receipt by the  Distributor of purchase orders for such Shares,  unless the  Distributor  is otherwise  instructed  by its customer.

          (2) The foregoing  provision  shall not prevent the  Distributor  from purchasing Shares of the Company as agent for the account of the Company.

          (3) The  foregoing  provision  shall not prevent the purchase from the
     Company or from the  Distributor  of Shares  issued by the Company,  by any officer, or Director of the Company or by any partner, officer, director or shareholder of the Investment  Adviser of the Company or of the Distributor
     of the Company at the price available to the public generally at the moment of  such  purchase,  or  as  described  in  the  then  currently  effective
     Prospectus of the Company.

          (4) The foregoing shall not prevent the Distributor,  or any affiliate thereof,  of the Company from purchasing  Shares prior to the effectiveness of the  first  registration  statement  relating  to the  Shares  under the
     Securities Act of 1933.

     (b) The  Company  shall not lend  assets of the  Company to any  officer or
Director of the Company, or to any partner, officer, director or shareholder of, or person financially  interested in, the Investment Adviser of the Company,  or the Distributor of the Company,  or to the Investment  Adviser of the Company or
to the Distributor of the Company.

     (c) The Company shall not impose any restrictions  upon the transfer of the
Shares of the Company except as provided in the Articles of  Incorporation,  but this  requirement  shall not prevent the  charging of customary  transfer  agent fees.

     (d) The Company shall not permit any officer or Director of the Company, or any partner, officer or director of the Investment Adviser or Distributor of the
Company,  to deal for or on behalf of the Company  with  himself as principal or agent,  or with any  partnership,  association  or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (a)
Officers and Directors of the Company or partners,  officers or directors of the
Investment Adviser or Distributor of the Company from buying, holding or selling
Shares  in the  Company,  or from  being  partners,  officers  or  directors  or otherwise financially interested in the Investment Adviser or Distributor of the
Company;  (b) purchases or sales of securities or other  property by the Company from or to an affiliated  person or to the Investment  Adviser or Distributor of the Company if such transaction is exempt from the applicable  provisions of the
1940 Act; (c) purchases of investments for the portfolio of the Company or sales of investments  owned by the Company through a security dealer who is, or one or more of whose  partners,  shareholders,  officers or directors is, an Officer or
Director of the  Company,  or a partner,  officer or director of the  Investment
Adviser or Distributor of the Company,  if such  transactions are handled in the capacity  of  broker  only  and  commissions  charged  do not  exceed  customary brokerage charges for such services; (d) employment of legal counsel, registrar,
Transfer Agent, dividend disbursing agent or Custodian who is, or has a partner, shareholder, officer, or director who is, an officer or Director of the Company, or a partner,  officer or director of the  Investment  Adviser or Distributor of the Company, if only customary fees are charged for services to the Company; (e)
sharing statistical research,  legal and management expenses and office hire and expenses  with any other  investment  company in which an officer or Director of the  Company,  or a partner,  officer or director of the  Investment  Adviser or
Distributor of the Company,  is an officer or director or otherwise  financially interested.

48702-1R.doc